QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on April 16, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEOPHARM, INC.
(Exact name of Registrant as specified in its charter)

Delaware	51-0327886
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

150 Field Drive, Suite 195
Lake Forest, IL 60045
(Address, including zip code, of principal executive offices)

1998 EQUITY INCENTIVE PLAN
(Full title of the plan)

Copy to:

Lawrence A. Kenyon
Chief Financial Officer & Secretary
NeoPharm, Inc.
150 Field Drive, Suite 195
Lake Forest, IL 60045
(847) 295-8678
(Name, address, including zip code, and telephone number, including area code, of agent for service)	Christopher R. Manning, Esq. Burke, Warren, MacKay & Serritella, P.C. 330 N. Wabash Suite 2200 Chicago, IL 60611 (312) 840-7010

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, $0.0002145 Par value	2,500,000 shares	$12.89	$32,225,000	$2,607.01

(1)
Pursuant to Rule 416 under the Securities Act of 1933, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2)
Calculated pursuant to Rule 457(h), based on the average of the high and low prices for the Common Stock of the Registrant as reported on The Nasdaq National Market for April 15, 2003.

EXPLANATORY NOTE

        This Registration Statement on Form S-8 is being filed pursuant to General Instruction E of Form S-8 to register 2,500,000 additional shares of NeoPharm, Inc. (the "Registrant") Common Stock which have been reserved for issuance under the NeoPharm, Inc. 1998 Equity Incentive Plan, as amended (the "Plan"). The Plan currently authorizes up to 4,000,000 shares of Common Stock of the Company to be issued under the Plan. A Registration Statement on Form S-8 (File No. 333-66365) was filed with the Securities and Exchange Commission on February 27, 1998 (the "Prior S-8"), relating to the issuance of up to 1,500,000 shares of Common Stock under the Plan. The contents of the Prior S-8 (File No. 333-66365), including documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART II

Item 8.    Exhibits

        In addition to the exhibits filed or incorporated by reference into the Prior S-8, the following documents are filed as exhibits to this Registration Statement.

5.1	Opinion of Burke, Warren, MacKay & Serritella, P.C.
23.1	Consent of KPMG LLP, independent auditors
23.2	Consent of legal counsel (included as part of Exhibit 5.1)
24.1	Power of Attorney (set forth on the signature page of this Registration Statement)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, and the State of Illinois, on April 16, 2003.

NEOPHARM, INC. (Registrant)
By:	/s/ JAMES M. HUSSEY James M. Hussey Chief Executive Officer

POWER OF ATTORNEY

        Each of the undersigned hereby appoints James M. Hussey and Lawrence A. Kenyon and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement on Form S-8, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional registration statements that are filed pursuant to General Instruction E to Form S-8 or Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, as well as any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, granting unto said attorneys-in-fact and agents full power and authority to do and perform any and all acts and things whatsoever requisite or desirable as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on April 16, 2003.

Signature	Title

/s/ JAMES M. HUSSEY James M. Hussey	Chief Executive Officer and Director (principal executive officer)
/s/ LAWRENCE A. KENYON Lawrence A. Kenyon	Chief Financial Officer (principal financial and accounting officer)
/s/ JOHN N. KAPOOR John N. Kapoor	Chairman of the Board of Directors
/s/ SANDER A. FLAUM Sander A. Flaum	Director

/s/ ERICK E. HANSON Erick E. Hanson	Director
/s/ MATTHEW P. ROGAN Matthew P. Rogan	Director
/s/ KAVEH T. SAFAVI Kaveh T. Safavi	Director

INDEX TO EXHIBITS

Exhibit Number	Exhibit
5.1	Opinion of Burke, Warren, MacKay & Serritella, P.C.
23.1	Consent of KPMG LLP, independent auditors
23.2	Consent of Burke, Warren, MacKay & Serritella, P.C. (included as part of Exhibit 5.1)
24.1	Power of Attorney (set forth on the signature page of the Registration Statement)

QuickLinks

PART II
  Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS